Exhibit 99.1

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)
Abbreviated Financial Statements
As of and for the Year Ended March 31, 2014
(With Independent Auditors’ Report Thereon)
And
As of June 30, 2014 and for the Fiscal Quarters Ended June 30, 2014 and 2013
(Unaudited)

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)

Contents

Independent Auditors’ Report	2
Abbreviated Financial Statements
Statements of Assets Acquired and Liabilities Assumed	4
Statements of Revenues and Direct Expenses	5
Notes to Abbreviated Financial Statements	6

KPMG LLP
Two Financial Center 60 South Street Boston, MA 02111

Independent Auditors’ Report

The Board of Directors and Shareholder
Sunovion Pharmaceuticals Inc:

We have audited the accompanying abbreviated financial statements of Xopenex Inhalation Solution (a product line of Sunovion Pharmaceuticals Inc.) (Xopenex), which comprise the statement of  assets acquired and liabilities assumed as of March 31, 2014, the statement of revenues and direct expenses for the year then ended, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the Xopenex assets acquired and liabilities assumed as of March 31, 2014, and its revenues and direct expenses for the year then ended in accordance with U.S. generally accepted accounting principles.

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

Emphasis of Matter

We draw attention to Note 1 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared to present the Xopenex assets acquired and liabilities assumed by Oak Pharmaceuticals, Inc. pursuant to a product acquisition agreement, and are not intended to be a complete presentation of Xopenex’s assets and liabilities. Our opinion is not modified with respect to this matter.

Boston, Massachusetts
September 30, 2014

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)
  Statements of Assets Acquired and Liabilities Assumed
(In thousands)

	March 31, 2014	June 30, 2014 (unaudited)

Inventories, net	$1,092	$1,425

Property and Equipment, net	—	—

Total Assets Acquired	$1,092	$1,425

Product Sales Allowances and Reserves	6,918	4,687
Total Liabilities Assumed	6,918	4,687

Net Liabilities Assumed	$(5,826)	$(3,262)

The accompanying notes are an integral part of the abbreviated financial statements.

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)
Statements of Revenues and Direct Expenses
(In thousands)

	For the Year Ended March 31, 2014	For the Quarter Ended June 30, 2014 (unaudited)	For the Quarter Ended June 30, 2013 (unaudited)

Net Revenues	$41,274	$7,958	$12,781

Direct Cost of Revenues	8,186	1,161	2,736

Gross Profit	33,088	6,797	10,045

Direct Expenses:
Research and development expense	2,378	15	199
Distribution expense	222	41	68
General and administrative expenses	573	193	127
Total Direct Expenses	3,173	249	394

Excess of Revenues Over Direct Expenses	$29,915	$6,548	$9,651

The accompanying notes are an integral part of the abbreviated financial statements.

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)
Notes to Abbreviated Financial Statements

(1)	Overview

On September 30, 2014, Sunovion Pharmaceuticals Inc. (“Sunovion”) entered into a Product Acquisition Agreement (the “Agreement”) with Oak Pharmaceuticals, Inc. (“Oak”), a wholly owned subsidiary of Akorn Inc. for Oak to purchase Sunovion’s rights to the new drug application for XOPENEX® brand (levalbuterol HCl) Inhalation Solution (“XOPENEX”) and the rights associated with an authorized generic distribution agreement, as well as the rights to manufacture, market and sell XOPENEX. According to the terms of the Agreement, Oak also acquired certain inventory and equipment and assumed the liabilities related to product sales allowances and reserves for XOPENEX product sold by Sunovion but not yet dispensed or returned (“Pipeline”) as of the date of the Agreement, (the “Acquired Assets and Assumed Liabilities”) for $45.0 million in cash.
Ownership of the product and related inventories, as well as other acquired assets and liabilities assumed, will be transferred immediately upon closing. In addition to the aforementioned Agreement, a transition services agreement was signed whereby Sunovion will provide certain transition services for no more than a six month period commencing upon the closing.

The product line XOPENEX was not operated as a separate business or division of Sunovion; it was a fully integrated part of Sunovion’s consolidated business and operations and did not represent a substantial portion of Sunovion’s assets and liabilities. Accordingly, the accompanying abbreviated financial statements have been prepared from the books and records of Sunovion and are solely for the purpose of presenting the Acquired Assets and Assumed Liabilities purchased by Oak pursuant to the Agreement, and the historical revenues and direct expenses of the operations of XOPENEX for the fiscal quarters ended June 30, 2014 (unaudited) and June 30, 2013 (unaudited) and the fiscal year ended March 31, 2014.

The statements of revenues and direct expenses include the revenue, related cost of revenues, and the direct costs including research and development and distribution costs that directly relate to XOPENEX as well as an allocation of direct costs that can be attributed to this product. Net revenues include deductions for product returns, rebates and chargebacks. Direct expenses include research and development, distribution expenses and certain general and administrative expenses. Certain of these direct expenses include allocations which were generally based on XOPENEX’s percentage of costs to Sunovion’s total costs. Allocated expenses include charges for manufacturing management, safety and regulatory support and distribution expenses. There were no sales and marketing expenses for  the periods included in these abbreviated financial statements. Sunovion’s management believes     the foregoing allocations are reasonable; however, the allocations are not necessarily indicative of the amounts which would have been incurred on a stand-alone basis. No additional or separate allocations have been made for certain general and administrative, interest or income tax expenses as Sunovion considered such items to be corporate expenses and not directly related to XOPENEX.

Statements of cash flows are not presented as such data was not maintained by Sunovion for the product line acquired as it did not operate as a separate business or a separate legal entity.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation and Consolidation Principles

The accompanying abbreviated financial statements and related notes have been derived from the historical records of Sunovion to present the statements of assets acquired and liabilities assumed and revenues and direct expenses related to XOPENEX in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Since XOPENEX was not operated as a separate business unit or legal entity of Sunovion, rather was a fully integrated part of Sunovion’s consolidated business and operations, preparation of full financial statements was determined to be impractical. As such, in lieu of full financial statements the statements of assets acquired and liabilities assumed and the statements of revenues and direct expenses have been prepared.

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)
Notes to Abbreviated Financial Statements (Continued)

Sunovion’s management believes the accompanying statements and notes thereto contain all necessary adjustments to fairly present the assets acquired, liabilities assumed, and revenues and direct expenses related to XOPENEX in accordance with U.S. GAAP. These statements are not intended to be a complete presentation of the financial position or results of operations for the Acquired Assets and Assumed Liabilities. The historical operating results or financial position of XOPENEX may not be indicative of the future financial condition or results of operations due to the omission of certain operating expenses from these abbreviated financial statements, as well as, due to changes in the business, including differences in direct operating expenses going forward between Oak and Sunovion.

(b)	Use of Estimates and Assumptions in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates about future events and assumptions that may affect the following: (i) the reported amounts of assets acquired and liabilities assumed and (ii) the reported amounts of revenues, including our product sales allowances and reserves, and direct expenses and related disclosures at the date of the abbreviated financial statements during each reporting period.

Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences could be material.

(c)	Product Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; our price to the customer is fixed and determinable; and collectability is reasonably assured. Risk of loss for our product is passed to the customer upon delivery. All revenues from product sales are recorded net of applicable estimated product sales allowances and reserves.

(d)	Product Sales Allowances and Reserves

The accompanying abbreviated financial statements include XOPENEX product sales allowances and reserves for the estimated units in the Pipeline. We establish reserves for trade term discounts, wholesaler incentives, Medicaid rebates, Veteran’s Administration and Public Health Service discounts, product returns and other governmental rebates or applicable allowances. Additionally, we provide credit for the return of our products for up to six months prior to and one year after the products’ expiration.

We record an estimate for these allowances as a reduction of revenue at the time product sales are recorded. We estimate reserves for product returns and rebates through an analysis of current and historical experience updated for changes in facts and circumstances as appropriate and by utilizing reports obtained from external, independent sources. Reserves for rebate programs are $1.3 million and $1.5 million at March 31, 2014 and June 30, 2014 (unaudited), respectively. Reserves for returns are $5.6 million and $3.2 million at March 31, 2014 and June 30, 2014 (unaudited), respectively.

XOPENEX INHALATION SOLUTION
(A Product Line of Sunovion Pharmaceuticals Inc.)
Notes to Abbreviated Financial Statements (Continued)

(e)	Research and Development Expenses

Expenditures for company-sponsored and third-party sponsored research and development costs are expensed in the period incurred.

(f)	Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventory is written down for expiration and probable quality assurance and quality control issues identified during the manufacturing process. Inventory identified as excess of future demand is written down to the net realizable value.

	March 31, 2014	June 30, 2014 (unaudited)
	(In thousands)
Raw materials	$306	$297
Finished goods	786	1,128
Total inventories	$1,092	$1,425

(g)	Property and Equipment, net

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized. Depreciation is computed using the straight-line method over three years for tooling, dies and molds. During the periods presented, we had no retirements or sales of fixed assets. There were no leases associated with XOPENEX manufacturing equipment during any of the fiscal periods presented.

Property and equipment consists of the following at:

	March 31, 2014	June 30, 2014 (unaudited)
	(In thousands)
Tooling, dies and molds	$1,440	$1,440
Accumulated depreciation and amortization	(1,440)	(1,440)
Total property and equipment	$—	$—

(3)	Commitments

Sunovion has entered into a supply agreement for the production of XOPENEX. According to the terms of this agreement, we have no long-term purchase commitments. As such, the outstanding purchase commitments as of June 30, 2014 have been fulfilled as of the date of these financial statements.

(4)	Subsequent Events

Subsequent events have been evaluated through September 30, 2014, the date these abbreviated financial statements were issued.